Exhibit 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three months ended March 31, 2015 and 2014	3

Balance Sheet as of March 31, 2015 and December 31, 2014	4

Statement of Cash Flows for the three months ended March 31, 2015 and 2014	6

Statement of Changes in Shareholder’s Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Operating Revenues	$149,508	$162,915

Operating Expenses
Operation
Natural gas purchased	84,441	98,321
Operation and maintenance	20,933	15,226
Depreciation and amortization	7,857	7,648
Taxes - other than income taxes	8,180	8,366
Total Operating Expenses	121,411	129,561
Operating Income	28,097	33,354

Other Income and (Deductions), net	300	205

Interest Charges, net
Interest on long-term debt	2,185	2,393
Other interest, net	125	30
	2,310	2,423
Amortization of debt expense and redemption premiums	23	21
Total Interest Charges, net	2,333	2,444

Income Before Income Taxes	26,064	31,115

Income Taxes	9,281	12,135

Net Income	16,783	18,980
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	7	13

Net Income attributable to Connecticut Natural Gas Corporation	$16,776	$18,967

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net Income	$16,783	$18,980
Other Comprehensive Income (Loss), net of income taxes
Changes in unrealized gains(losses) related to pension and other post-retirement benefit plans	128	-
Total Other Comprehensive Income (Loss), net of income taxes	128	-
Comprehensive Income	16,911	18,980
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	7	13
Comprehensive Income	$16,904	$18,967

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET
ASSETS
(In Thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Current Assets
Unrestricted cash and temporary cash investments	$23,042	$7,074
Accounts receivable less allowance of $3,500 and $3,300, respectively	79,814	64,266
Unbilled revenues	21,399	21,402
Current regulatory assets	13,058	13,761
Deferred income taxes	3,654	2,267
Natural gas in storage, at average cost	12,464	39,627
Materials and supplies, at average cost	1,503	1,252
Refundable taxes	-	1,510
Prepayments	2,140	1,021
Intercompany receivable	5,000	-
Other	175	175
Total Current Assets	162,249	152,355

Other investments	556	556

Net Property, Plant and Equipment	502,513	501,297

Regulatory Assets	113,507	115,930

Deferred Charges and Other Assets
Unamortized debt issuance expenses	702	725
Goodwill	79,341	79,341
Other	1,170	-
Total Deferred Charges and Other Assets	81,213	80,066

Total Assets	$860,038	$850,204

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Current Liabilities
Current portion of long-term debt	$1,617	$1,616
Accounts payable	39,714	59,515
Accrued liabilities	8,152	11,621
Current regulatory liabilities	12,833	4,346
Interest accrued	2,961	2,098
Taxes accrued	15,078	3,615
Total Current Liabilities	80,355	82,811

Deferred Income Taxes	18,619	18,589

Regulatory Liabilities	179,602	171,596

Other Noncurrent Liabilities
Pension accrued	60,143	61,024
Other post-retirement benefits accrued	13,005	13,390
Other	7,359	7,338
Total Other Noncurrent Liabilities	80,507	81,752

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	141,368	141,773

Preferred Stock, not subject to mandatory redemption	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	315,304	315,304
Retained earnings	10,609	4,833
Accumulated other comprehensive income	101	(27)
Net Common Stock Equity	359,247	353,343

Total Capitalization	500,955	495,456

Total Liabilities and Capitalization	$860,038	$850,204

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net Income	$16,783	$18,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,880	7,669
Deferred income taxes	(1,536)	2
Pension expense	1,842	1,649
Regulatory activity, net	16,060	18,445
Other non-cash items, net	144	(786)
Changes in:
Accounts receivable, net	(15,748)	(24,968)
Unbilled revenues	3	(2,851)
Natural gas in storage	27,163	24,233
Prepayments	(1,119)	497
Accounts payable	(16,980)	10,816
Interest accrued	863	1,066
Taxes accrued/refundable, net	12,973	9,229
Accrued pension	(2,558)	(2,388)
Accrued other post-employment benefits	(550)	2,240
Accrued liabilities	(3,469)	3,130
Other assets	(1,421)	610
Other liabilities	47	215
Total Adjustments	23,594	48,808
Net Cash provided by Operating Activities	40,377	67,788

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(8,402)	(8,911)
Intercompany receivable	(5,000)	4,000
Net Cash (used in) Investing Activities	(13,402)	(4,911)

Cash Flows from Financing Activities
Payment of common stock dividend	(11,000)	(12,400)
Payments of preferred stock dividend	(7)	(13)
Net Cash (used in) Financing Activities	(11,007)	(12,413)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	15,968	50,464
Balance at beginning of period	7,074	8,620
Balance at end of period	$23,042	$59,084

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$1,759	$846

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2015
(Thousands of Dollars)

	Common Stock		Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2014	10,634,436	$33,233	$315,304	$4,833	$(27)	$353,343

Net income				16,783		16,783
Other comprehensive income, net of income taxes					128	128
Payment of commom stock dividend				(11,000)		(11,000)
Payment of preferred stock dividend				(7)		(7)
Balance as of March 31, 2015	10,634,436	$33,233	$315,304	$10,609	$101	$359,247